Exhibit 99.1

FOR IMMEDIATE RELEASE
May 17, 2016

ReWalk Announces Collaboration with Harvard University’s Wyss Institute to Develop Lightweight and Soft Exoskeleton Systems for the Treatment of Stroke, Multiple Sclerosis and Limited Mobility Patients

Five-Year Agreement Establishes Unique Collaboration and Extensive IP Licensing for “Soft Suit” Exoskeleton Systems

YOKNEAM ILIT, Israel and MARLBOROUGH, MA — ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “Company”), the leading global exoskeleton developer and manufacturer today announced a collaboration with Harvard University’s Wyss Institute for Biologically Inspired Engineering for the licensing of Intellectual Property (IP), and development of concepts and designs of lightweight exoskeleton system technologies for lower limb disabilities. This exclusive licensing and collaboration agreement will focus on the development of “soft suit” systems for the treatment of stroke, Multiple Sclerosis (MS), mobility limitations for the elderly and other medical applications.

“There is a great need in the health care system for lightweight, lower-cost wearable exoskeleton designs to support stroke patients, individuals diagnosed with Multiple Sclerosis and senior citizens who require mechanical mobility assistance. This collaboration will help create the next generation of exoskeleton systems, making life-changing technology available to millions of consumers across a host of patient populations,” said Larry Jasinski, CEO of ReWalk.

“This is a very exciting day for the soft suit technology,” said Conor Walsh, who is a Core Faculty Member at the Wyss Institute, the John L. Loeb Associate Professor of Engineering and Applied Sciences at Harvard’s John A. Paulson School of Engineering and Applied Sciences and Founder of the Harvard Biodesign Lab. “ReWalk brings commercialization expertise and experience in the area of wearable robotics and complements our translation-focused research. Ultimately this deal paves the way for this technology to make its way to patients.”

The majority of Stroke and MS patients as well as the elderly do not require the structural support of current market rigid exoskeleton systems for individuals with spinal cord injury. The soft suit prototypes from the Wyss Institute transmit power to key joints of the legs with cable technologies powered with software and mechanics that are similar to the technologies used in the ReWalk system. The cables are connected to fabric-based designs that attach to the legs and foot, thus lending the name “soft suit.”

“Our collaboration with ReWalk is a wonderful example of the Wyss Institute model in action,” said Wyss Institute Founding Director Don Ingber, M.D., Ph.D. “We work with industry to help de-risk the technologies we develop, both technically and commercially, and thereby expedite their translation into real world applications.”

Initial pilot studies with stroke patients run at Harvard’s Wyss Institute in collaboration with faculty and researchers from Boston University have demonstrated the function of the soft suit exoskeleton technology. ReWalk will work in concert with the Wyss Institute on the continued development of lightweight designs to complete clinical studies, pursue regulatory approvals and commercialize the systems on a global scale. The first commercial application is expected to be stroke, followed by MS and then additional applications. There are an estimated 3 million stroke patients with lower limb disability in the U.S., and approximately 400,000 individuals with Multiple Sclerosis.

“Harvard and its Wyss Institute are pioneers in the development of technology in this space. The licensed Harvard patent portfolio currently includes 19 patent applications, which includes applications in at least six countries. The applications cover the soft suit, control systems and methods of treating patients. Harvard and the Wyss Institute have built comprehensive research expertise in addition to the worldwide patent portfolio. There is no better partner than these renowned institutions with which to pursue the mission of bringing cutting-edge technology to disabled individuals around the world,” Jasinski added.

Coordinated by Harvard’s Office of Technology Development, this collaboration includes funding for continued research and technology development at the Wyss Institute and transfer of knowledge and research results to ReWalk.

The agreement is effective May 16, 2016, with anticipated commercialization before 2019.

For more about Harvard’s Wyss Institute, please visit: http://wyss.harvard.edu/

For more about Harvard’s Office of Technology Development, please visit: http://otd.harvard.edu/

For more about ReWalk, please visit: www.rewalk.com

About ReWalk Personal 6.0

ReWalk Personal 6.0 is a wearable robotic exoskeleton that provides powered hip and knee motion to enable individuals with spinal cord injury to stand upright and walk. The system provides user-initiated mobility through the integration of a wearable brace support, a computer-based control system and motion sensors. The system allows independent, controlled walking similar to a natural gait pattern of the legs. The ReWalk device is the most studied exoskeleton in the industry

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products, develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on February 29, 2016 and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:

ReWalk Robotics
Jennifer Wlach

202-261-4000

jwlach@mercuryllc.com

Wyss Institute at Harvard University

Mary Tolikas

617-432-7733

mary.tolikas@wyss.harvard.edu

Investor Relations Contact:

Lisa M. Wilson

In-Site Communications, Inc.

917-543-9932

lwilson@insitecony.com

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